UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	0-439 (Commission File Number)	16-0338330 (IRS employer identification no.)
815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (817) 329-1600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 6, 2009, President Obama signed the Worker, Homeownership, and Business Assistance Act of 2009 (HR 3548) into law. The law includes a provision that will allow American Locker Group, Inc. (the “Company” or “American Locker”) to carryback its net operating loss (“NOL”) for federal income tax purposes from either 2008 or 2009 up to five years and obtain a refund to the extent that taxes were paid in the previous five years. As a result of this law, the Company anticipates receiving a refund in the amount of approximately $1,400,000 within 60 days.
     In anticipation of the positive impact this NOL carryback will have on the Company’s working capital, the Company has committed to grow its manufacturing business and provide more competitive financing terms to our customers. The Company’s growth of its manufacturing business has led to the hiring of additional employees in the fourth quarter of 2009. Additionally, the Company is using this refund to reinstate a portion of the employee wage reduction that the Company implemented in January 2009.
     Over the last six months, the Company was actively involved in the lobbying efforts of the NOL Coalition which led to the successful implementation of expanded NOL relief.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: November 11, 2009	By:	/s/ Paul M . Zaidins
		Name:	Paul M. Zaidins
		Title:	President, Chief Operating Officer and Chief Financial Officer